UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2006

SRS LABS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	0-21123	33-0714264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 Daimler Street Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 442-1070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

On a Form 8-K filed with the Securities and Exchange Commission on December 8, 2006, SRS Labs, Inc. (the “Company”) previously reported its decision to dismiss its independent auditors, BDO Seidman, LLP (“BDO”) effective December 5, 2006 and to appoint Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) as its new independent registered accounting firm, to perform auditing services beginning with the year ended December 31, 2006.

In that Form 8-K, the Company reported that during the Company’s two most recent fiscal years and through September 30, 2006, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO would have caused them to make reference thereto in their reports on the financial statements for such years. The Company confirms that there were no such disagreements between September 30, 2006 and December 5, 2006, the date the engagement of BDO was terminated.

The Company has provided BDO with a copy of the disclosures made in this Form 8-K/A prior to the filing of this Form 8-K/A with the Securities and Exchange Commission and has requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter, dated December 21, 2006, is filed as Exhibit 16.1 to this Form 8-K/A.

Item 9.01  Financial Statements And Exhibits

(d)           Exhibits

Exhibit No.	Description

16.1	Letter from BDO Seidman, LLP, dated December 21, 2006, relating to the statements made in this Form 8-K/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRS LABS, INC.,
a Delaware corporation

Date: December 22, 2006	By:	/S/	ULRICH GOTTSCHLING
Ulrich Gottschling
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from BDO Seidman, LLP, dated December 21, 2006, relating to the statements made in this Form 8-K/A.